                                                                     EXHIBIT 4.8


THIS WARRANT AND THE UNDERLYING SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"). THEY MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT AS TO SUCH SECURITIES UNDER THE ACT OR AN OPINION OF COUNSEL SATISFACTORY TO THE CORPORATION THAT SUCH REGISTRATION IS NOT REQUIRED.

                                 VIROLOGIC, INC.

                  WARRANT TO PURCHASE SERIES C PREFERRED STOCK

NO. PCW-2                                                         MARCH 31, 2000

                            VOID AFTER MARCH 31, 2010

      THIS CERTIFIES THAT, for value received, Pentech Financial Services, Inc., with its principal office at 310 West Hamilton Avenue, Campbell, California 95008 or assigns (the "Holder"), is entitled to subscribe for and purchase at the Exercise Price (defined below) from ViroLogic, Inc., a Delaware corporation, with its principal office at 270 East Grant Avenue, South San Francisco, CA 94080 (the "Corporation") up to 23,585 shares of the Series C Preferred Stock of the Corporation (the "Preferred Stock").

      1. DEFINITIONS. As used herein, the following terms shall have the following respective meanings:

            (a) "Exercise Period" shall mean the period commencing with the date hereof and ending ten years from the date hereof, unless sooner terminated as provided below.

            (b) "Exercise Price" shall mean $2.12 per share, subject to adjustment pursuant to Section 5 below.

            (c) "Exercise Shares" shall mean the shares of the Corporation's Preferred Stock issuable upon exercise of this Warrant.

      2. EXERCISE OF WARRANT. The rights represented by this Warrant may be exercised in whole or in part at any time during the Exercise Period, by delivery of the following to the Corporation at its address set forth above (or at such other address as it may designate by notice in writing to the Holder):

            (a)   An executed Notice of Exercise in the form attached hereto;

            (b) Payment of the Exercise Price either (i) in cash or by check, or (ii) by cancellation of indebtedness; and

            (c)   This Warrant.



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
            Upon the exercise of the rights represented by this Warrant, a certificate or certificates for the Exercise Shares so purchased, registered in the name of the Holder or persons affiliated with the Holder, if the Holder so designates, shall be issued and delivered to the Holder within a reasonable time after the rights represented by this Warrant shall have been so exercised.

      The person in whose name any certificate or certificates for Exercise Shares are to be issued upon exercise of this Warrant shall be deemed to have become the holder of record of such shares on the date on which this Warrant was surrendered and payment of the Exercise Price was made, irrespective of the date of delivery of such certificate or certificates, except that, if the date of such surrender and payment is a date when the stock transfer books of the Corporation are closed, such person shall be deemed to have become the holder of such shares at the close of business on the next succeeding date on which the stock transfer books are open.

2.1. NET EXERCISE. Notwithstanding any provisions herein to the contrary, if the fair market value of one share of the Corporation's Preferred Stock is greater than the Exercise Price (at the date of calculation as set forth below), in lieu of exercising this Warrant by payment of cash, the Holder may elect to receive shares equal to the value (as determined below) of this Warrant (or the portion thereof being canceled) by surrender of this Warrant at the principal office of the Corporation together with the properly endorsed Notice of Exercise in which event the Corporation shall issue to the Holder a number of shares of Preferred Stock computed using the following formula:

      X = Y (A-B)
          -------
             A

Where       X =   the number of shares of Preferred Stock to be issued to the
                  Holder

            Y = the number of shares of Preferred Stock purchasable under the Warrant or, if only a portion of the Warrant is being exercised, the portion of the Warrant being canceled (at the date of such calculation)

            A = the fair market value of one share of the Corporation's Preferred Stock (at the date of such calculation)

            B =   Exercise Price (as adjusted to the date of such calculation)

      For purposes of the above calculation, the fair market value of one share of Preferred Stock shall be determined by the Corporation's Board of Directors in good faith; provided, however, that in the event that this Warrant is exercised pursuant to this Section 2.1 at a time when the Corporation's Common Stock is traded in a public market, the fair market value per share shall be closing sales price of the Common Stock as reported by such market for the business day immediately proceeding the date of exercise multiplied by (i) one, if the Warrant is exercisable for Common Stock, or (ii) the number of shares of Common Stock into which each share of the class of stock issuable pursuant to this Warrant is convertible at the time of such exercise, if the Warrant is exercisable for shares of the Corporation's capital stock other than Common Stock.



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
      3.    COVENANTS OF THE CORPORATION.

3.1. COVENANTS AS TO EXERCISE SHARES. The Corporation covenants and agrees that all Exercise Shares that may be issued upon the exercise of the rights represented by this Warrant will, upon issuance, be validly issued and outstanding, fully paid and nonassessable, and free from all taxes, liens and charges with respect to the issuance thereof. The Corporation further covenants and agrees that the Corporation will at all times during the Exercise Period, have authorized and reserved, free from preemptive rights, a sufficient number of shares of its Preferred Stock to provide for the exercise of the rights represented by this Warrant. If at any time during the Exercise Period the number of authorized but unissued shares of Preferred Stock shall not be sufficient to permit exercise of this Warrant, the Corporation will take such corporate action as may, in the opinion of its counsel, be necessary to increase its authorized but unissued shares of Preferred Stock to such number of shares as shall be sufficient for such purposes.

3.2. NO IMPAIRMENT. Except and to the extent as waived or consented to by the Holder, the Corporation will not, by amendment of its Articles of Incorporation or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Corporation, but will at all times in good faith assist in the carrying out of all the provisions of this Warrant and in the taking of all such action as may be necessary or appropriate in order to protect the exercise rights of the Holder against impairment.

3.3. NOTICES OF RECORD DATE. In the event of any taking by the Corporation of a record of the holders of any class of securities for the purpose of determining the holders thereof who are entitled to receive any dividend (other than a cash dividend which is the same as cash dividends paid in previous quarters) or other distribution, the Corporation shall mail to the Holder, at least ten (10) days prior to the date specified herein, a notice specifying the date on which any such record is to be taken for the purpose of such dividend or distribution.

3.4. NO CONFLICTS. The due execution and delivery of this Warrant are not, and the issuance of the Exercise Shares upon the exercise of the rights represented by this Warrant in accordance with the terms hereof will not, conflict with the Certificate of Incorporation or Bylaws of the Corporation, each as amended to the date of issuance hereof.

      4.    REPRESENTATIONS OF HOLDER.

4.1. ACQUISITION OF WARRANT FOR PERSONAL ACCOUNT. The Holder represents and warrants that it is acquiring the Warrant solely for its account for investment and not with a view to or for sale or distribution of said Warrant or any part thereof. The Holder also represents that the entire legal and beneficial interests of the Warrant and Exercise Shares the Holder is acquiring is being acquired for, and will be held for, its account only.

4.2.  SECURITIES ARE NOT REGISTERED.

            (a) The Holder understands that the Warrant and the Exercise Shares have not been registered under the Securities Act of 1933, as amended (the "Act") on the basis that no distribution or public offering of the stock of the Corporation is to be effected. The Holder realizes that the basis for the exemption may not be present if, notwithstanding its representations, the Holder has a present intention of acquiring the securities for a fixed or determinable period in the future, selling (in connection with a distribution or otherwise), granting any participation in, or otherwise distributing the securities. The Holder has no such present intention.

            (b) The Holder recognizes that the Warrant and the Exercise Shares must be held indefinitely unless they are subsequently registered under the Act or an exemption from such registration is available. The Holder recognizes that the Corporation has no obligation to register the Warrant or the Exercise Shares of the Corporation, or to comply with any exemption from such registration.

            (c) The Holder is aware that neither the Warrant nor the Exercise Shares may be sold pursuant to Rule 144 adopted under the Act unless certain conditions are met, including, among other things, the existence of a public market for the shares, the availability of certain current public information about the Corporation, the resale following the required holding period under Rule 144 and the number of shares being sold during any three month period not exceeding specified limitations. Holder is aware that the conditions for resale set forth in Rule 144 have not been satisfied and that the Corporation presently has no plans to satisfy these conditions in the foreseeable future.

4.3.  DISPOSITION OF WARRANT AND EXERCISE SHARES.

            (a) The Holder further agrees not to make any disposition of all or any part of the Warrant or Exercise Shares in any event unless and until:

                  (i) The Corporation shall have received a letter secured by the Holder from the Securities and Exchange Commission stating that no action will be recommended to the Commission with respect to the proposed disposition; or

                  (ii) There is then in effect a registration statement under the Act covering such proposed disposition and such disposition is made in accordance with said registration statement; or

                  (iii) The Holder shall have notified the Corporation of the proposed disposition and shall have furnished the Corporation with a detailed statement of the circumstances surrounding the proposed disposition, and if reasonably requested by the Corporation, the Holder shall have furnished the Corporation with an opinion of counsel, reasonably satisfactory to the Corporation, for the Holder to the effect that such disposition will not require registration of such Warrant or Exercise Shares under the Act or any applicable state securities laws.



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
            (b) The Holder understands and agrees that all certificates evidencing the shares to be issued to the Holder may bear the following legend:

      THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"). THEY MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT AS TO THE SECURITIES UNDER THE ACT OR AN OPINION OF COUNSEL SATISFACTORY TO THE CORPORATION THAT SUCH REGISTRATION IS NOT REQUIRED.

      5. ADJUSTMENT OF EXERCISE PRICE. In the event of changes in the outstanding Preferred Stock of the Corporation by reason of stock dividends, split-ups, recapitalizations, reclassifications, combinations or exchanges of shares, separations, reorganizations, liquidations, or the like, the number and class of shares available under the Warrant in the aggregate and the Exercise Price shall be correspondingly adjusted to give the Holder of the Warrant, on exercise for the same aggregate Exercise Price, the total number, class, and kind of shares as the Holder would have owned had the Warrant been exercised prior to the event and had the Holder continued to hold such shares until after the event requiring adjustment. The form of this Warrant need not be changed because of any adjustment in the number of Exercise Shares subject to this Warrant.

      6. FRACTIONAL SHARES. No fractional shares shall be issued upon the exercise of this Warrant as a consequence of any adjustment pursuant hereto. All Exercise Shares (including fractions) issuable upon exercise of this Warrant may be aggregated for purposes of determining whether the exercise would result in the issuance of any fractional share. If, after aggregation, the exercise would result in the issuance of a fractional share, the Corporation shall, in lieu of issuance of any fractional share, pay the Holder otherwise entitled to such fraction a sum in cash equal to the product resulting from multiplying the then current fair market value of an Exercise Share by such fraction.

      7. REGISTRATION RIGHTS. The Corporation grants registration rights to the Holder for any common stock of the Corporation obtained upon exercise hereof, comparable to the registration rights granted to the investors in that certain ViroLogic, Inc. Investor's Rights Agreement dated as of August 23, 1999, as amended through the date hereof, (the "REGISTRATION RIGHTS AGREEMENT"), with the following exceptions:

      (1)   The Holder will have no demand registration rights;

      (2) The Holder will be subject to the same provisions regarding indemnification as contained in the Registration Rights Agreement; and

      (3) The registration rights shall not be available to the Holder in connection with the Corporation's first sale of its common stock to the public pursuant to an effective registration statement filed under the Securities Act of 1933.

      8. MARKET STAND-OFF AGREEMENT. Holder shall not sell, dispose of, transfer, make any short sale of, grant any option for the purchase of, or enter into any hedging or similar transaction with the same economic effect as a sale, any Common Stock (or other securities) of the Corporation held by Holder, for a period of time specified by the managing underwriter(s) (not to exceed one hundred eighty (180 days) following the effective date of a registration statement of the Corporation filed under the Securities Act of 1933. Holder agrees to execute and deliver such other agreements as may be reasonably requested by the Corporation and/or the managing underwriter(s) which are consistent with the foregoing or which are necessary to give further effect thereto, including the form of Lock-Up Agreement attached hereto as EXHIBIT A. In order to enforce the foregoing covenant, the Corporation may impose stop-transfer instructions with respect to such Common Stock (or other securities) until the end of such period.

      9. NO STOCKHOLDER RIGHTS. This Warrant in and of itself shall not entitle the Holder to any voting rights or other rights as a stockholder of the Corporation.

      10. TRANSFER OF WARRANT. Subject to applicable laws, the restriction on transfer set forth on the first page of this Warrant, this Warrant and all rights hereunder are transferable, by the Holder in person or by duly authorized attorney, upon delivery of this Warrant and the form of assignment attached hereto to any transferee designated by Holder. The transferee shall sign an investment letter in form and substance satisfactory to the Corporation.

      11. LOST, STOLEN, MUTILATED OR DESTROYED WARRANT. If this Warrant is lost, stolen, mutilated or destroyed, the Corporation may, on such terms as to indemnity or otherwise as it may reasonably impose (which shall, in the case of a mutilated Warrant, include the surrender thereof), issue a new Warrant of like denomination and tenor as the Warrant so lost, stolen, mutilated or destroyed. Any such new Warrant shall constitute an original contractual obligation of the Corporation, whether or not the allegedly lost, stolen, mutilated or destroyed Warrant shall be at any time enforceable by anyone.

      12. NOTICES, ETC. All notices and other communications required or permitted hereunder shall be in writing and shall be sent by telex, telegram, express mail or other form of rapid communications, if possible, and if not then such notice or communication shall be mailed by first-class mail, postage prepaid, addressed in each case to the party entitled thereto at the following addresses: (a) if to the Corporation, to ViroLogic, Inc., Attention: President, 270 East Grant Avenue, South San Francisco, CA 94080 and (b) if to the Holder, to President, 310 West Hamilton Avenue, Campbell, California 95008 or at such other address as one party may furnish to the other in writing. Notice shall be deemed effective on the date dispatched if by personal delivery, telecopy, telex or telegram, two days after mailing if by express mail, or three days after mailing if by first-class mail.

      13. ACCEPTANCE. Receipt of this Warrant by the Holder shall constitute acceptance of and agreement to all of the terms and conditions contained herein.

      14. GOVERNING LAW. This Warrant and all rights, obligations and liabilities hereunder shall be governed by the laws of the State of California.

      IN WITNESS WHEREOF, the Corporation has caused this Warrant to be executed by its duly authorized officer as of March 31, 2000.

                                    VIROLOGIC, INC.


                                    By /s/ Martin Goldstein
                                       ----------------------------------
                                       Martin Goldstein
                                       President

                               NOTICE OF EXERCISE

TO: VIROLOGIC, INC.

      (1)   [ ]   The undersigned hereby elects to purchase          shares of
the Series C Preferred Stock of ViroLogic, Inc. (the "Company") pursuant to the terms of the attached Warrant, and tenders herewith payment of the exercise price in full, together with all applicable transfer taxes, if any.

            [ ]   The undersigned hereby elects to purchase          shares of
the Series C Preferred Stock of ViroLogic, Inc. (the "Company") pursuant to the terms of the net exercise provisions set forth in Section 2.1 of the attached Warrant, and shall tender payment of all applicable transfer taxes, if any.

      (2) Please issue a certificate or certificates representing said shares of Series C Preferred Stock in the name of the undersigned or in such other name as is specified below:

                            ------------------------
                                     (Name)

                            ------------------------

                            ------------------------
                                    (Address)

      (3) The undersigned represents that (i) the aforesaid shares of Series C Preferred Stock are being acquired for the account of the undersigned for investment and not with a view to, or for resale in connection with, the distribution thereof and that the undersigned has no present intention of distributing or reselling such shares; (ii) the undersigned is aware of the Company's business affairs and financial condition and has acquired sufficient information about the Company to reach an informed and knowledgeable decision regarding its investment in the Company; (iii) the undersigned is experienced in making investments of this type and has such knowledge and background in financial and business matters that the undersigned is capable of evaluating the merits and risks of this investment and protecting the undersigned's own interests; (iv) the undersigned understands that the shares of Series C Preferred Stock issuable upon exercise of this Warrant have not been registered under the Securities Act of 1933, as amended (the "Securities Act"), by reason of a specific exemption from the registration provisions of the Securities Act, which exemption depends upon, among other things, the bona fide nature of the investment intent as expressed herein, and, because such securities have not been registered under the Securities Act, they must be held indefinitely unless subsequently registered under the Securities Act or an exemption from such registration is available; (v) the undersigned is aware that the aforesaid shares of Series C Preferred Stock may not be sold pursuant to Rule 144 adopted under the Securities Act unless certain conditions are met and until the undersigned has held the shares for the number of years prescribed by Rule 144, that among the conditions for use of the Rule is the availability of current information to the public about the Company and the Company has not made such information available and has no present plans to do so; (vi) the undersigned agrees not to make any disposition of all or any part of the aforesaid shares of Series C Preferred Stock unless and until there is then in effect a registration statement under the Securities Act covering such proposed disposition and such disposition is made in accordance with said registration statement, or the undersigned has provided the Company with an opinion of counsel satisfactory to the Company, stating that such registration is not required; and (vii) the undersigned agrees to abide by the Market Stand-off Agreement set forth in
Section 8 of the attached Warrant.


-----------------------             ----------------------------
(Date)                              (Signature)

                                    ----------------------------
                                    (Print name)

                                 ASSIGNMENT FORM


                    (To assign the foregoing Warrant, execute this form and supply required information.
                    Do not use this form to purchase shares.)


      FOR VALUE RECEIVED, the foregoing Warrant and all rights evidenced thereby are hereby assigned to


Name:
     ---------------------------------------------------------------------------
                                 (Please Print)

Address:
        ------------------------------------------------------------------------
                                 (Please Print)

Dated:
      ------------------

Holder's
Signature:
          --------------------------------------

Holder's
Address:
        ----------------------------------------



NOTE: The signature to this Assignment Form must correspond with the name as it appears on the face of the Warrant, without alteration or enlargement or any change whatever. Officers of corporations and those acting in a fiduciary or other representative capacity should file proper evidence of authority to assign the foregoing Warrant.

                                    EXHIBIT A

                            FORM OF LOCK-UP AGREEMENT